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                                                                    Exhibit 10.7

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Employment Agreement"), dated as of August 4, 1998, is by and between PENHALL INTERNATIONAL CORP., an Arizona corporation ("Employer"), and VINCENT M. GUTIERREZ, an individual ("Employee").

                  1.0 RECITALS.

                  1.1 Employer is engaged in the business of providing construction and demolition services.

                  1.2 Employee is experienced and qualified to serve Employer as its Manager, Los Angeles Basin Sales.

                  1.3 Employer and Employee desire to enter into this Employment Agreement upon the terms and conditions set forth herein.

                  IN CONSIDERATION FOR the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby admitted and acknowledged, the Parties agree as follows.

                  2.0 DEFINITIONS.

                  2.1 "Anniversary Date" shall mean each yearly anniversary of the Effective Date during the Term.


                  2.2 "Base Salary" shall mean that component of Employee's compensation provided for pursuant to Section 6.1 of this Employment Agreement.

                  2.3 "Bonus Payment" shall have the meaning described in
Section 7.3 herein.

                  2.4 "Business of Employer" shall mean the business of construction and demolition services.

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                  2.5 "Confidential Information" shall mean the Employer's trade secrets and other proprietary or confidential business information. Such trade secrets include, but are not limited to, the Employer's operating systems and procedures, marketing strategy, budgets, business plans, forecasts, financial information, knowledge concerning Employer's customers and their specialized requirements (including any lists and databases pertaining thereto), any technical, financial, or commercial data or other information, whether or not patentable (including without limitation product formulas, research and development reports, ideas, concepts, know-how, software, formulae, lay-outs, improvements, design drawings, plans, processes or models), and computer source codes, programs, and data bases not otherwise available to the public. Confidential Information shall also mean all notes, memoranda, files, records, writings and other documents which Employee shall prepare, use, or come into contact with during Employee's employment with Employer which relate to any of the foregoing, or are useful in any manner to the Business of Employer.

                  2.6 "Disabled" or "Disability" shall mean any one of the following:


                  (a) A determination by two (2) competent Employer medical doctors (one of who shall be the personal physician of the Employee involved, if such Employee has a personal physician, and the other shall be a competent medical doctor of Employer) that such Employee has become:

                     (i) mentally or physically incompetent;

                     (ii) incapable of managing such Employee's or his own affairs; or

                     (iii) totally disabled.

                  (b) Employee or the Employer has received notification from the insurance company with whom, for purposes of this Employment Agreement, the insurance policy or policies insuring the life of the Employee is held, that further premium payments are waived pursuant to disability waiver of premium provisions of any such policy; or

                  (c) Employee is receiving full disability insurance and in the case of (a) or (b) above, such condition continues for a period of one year from

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the date initially so determined, or the aggregate of two years during any continuous five year period. In either case, the Disability shall be deemed to have "occurred" on the date the determination of Disability is first made.

                  (d) Employee has been unable to perform substantially all of his duties hereunder for an aggregate of one hundred eighty (180) days during a period of three hundred sixty (360) consecutive calendar days, as the result of any illness, injury, accident, or medical condition of either a physical or psychological nature.

                  (e) If there is a disagreement between Employee's personal physician and Employer's physician, then those two physicians shall appoint a third physician and the Employee and Employer shall be bound the decision of the third physician.

                  2.7 "Discharge for Cause" shall mean termination of employment for material misrepresentation, embezzlement, or dishonesty of Employee with respect to the Business of Employer; intoxication or illegal drug use which materially interferes with Employee's job performance; excessive absenteeism which, in Employer's reasonable determination, materially and adversely interferes with Employee's ability to perform Employee's duties; gross insubordination; conviction of a felony adversely affecting Employee's ability to carry on Employee's normal duties; breach of Employee's covenant to provide Employee's exclusive services to Employer; or Employee's other material breach of this Employment Agreement.

                  2.8 "Effective Date" shall mean August 4, 1998.


                  2.9 "Employee" shall mean Vincent M. Gutierrez.


                  2.10 "Employer" shall mean Penhall International Corp., an Arizona corporation, or any successor corporation or entity.

                  2.11 "Employment Agreement" shall mean this Employment Agreement between Employer and Employee.


                  2.12 "Expiration Date" shall mean the earlier of (a) July 31, 2001, or (b) the date on which this Employment Agreement is terminated pursuant to Section 7.1 herein.

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                  2.13 "Fiscal Year" shall mean the twelve-month period starting
July 1 and ending June 30.


                  2.14 "Party" shall mean Employer or Employee individually. "Parties" shall mean the foregoing collectively.

                  2.15 "Shares" shall mean all shares of capital stock of Employer now or hereafter owned or held by Employee.

                  2.16 "Stock Option Plan" shall mean that certain 1998 Stock Option Plan adopted as of August 4, 1998, entered into between Employer and Employee.

                  2.17 "Term" shall mean the period during which Employee is to be employed by Employer as provided in Section 4.0 hereof.

                  3.0 EMPLOYMENT. Employer hereby employs Employee, and Employee hereby accepts employment with Employer, upon the terms and conditions contained in this Employment Agreement.

                  4.0 TERM. The term of this Employment Agreement shall be for a period of three (3) years, commencing on August 4, 1998, and ending on July 31, 2001, unless Employee's employment is sooner terminated pursuant to the provisions of this Employment Agreement. The Term shall thereafter automatically be extended and such extensions shall be for consecutive twelve (12) month periods unless terminated as hereinafter provided.

                  5.0 CAPACITIES AND DUTIES.

                  5.1 Title. Employee is hereby employed by Employer as Employer's Manager, Los Angeles Basin Sales, for the Term. Employee agrees that Employee will perform such duties as are customarily performed by a person holding such positions in similar companies, and will report directly to the President of Employer. Employee will, at all times, abide by all personnel policies of Employer, as in effect from time to time, and will faithfully, industriously, and to the best of Employee's ability, experience, and talents, perform all of the duties that may be required of and from Employee pursuant to the terms of this Employment Agreement.

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                  5.2 Place of Service. Employee shall render these services at
Employer's principal place of business in Anaheim, California, or at such other locations as Employer designates from time to time. However, except for normal business travel, Employee's principal place of business shall remain in Anaheim, California, during the Term, and Employee will not be required to relocate.

                  5.3 Exclusive Services. Employee agrees to devote Employee's best efforts and exclusive time to rendering services to Employer. Except as provided herein, Employee is specifically restricted from being employed by any other employer while under Employer's employ pursuant to this Employment Agreement unless Employee has obtained Employer's written consent to do so. If during the Term, Employee engages in other material work activities in breach of this Section 5.3 for compensation or other consideration, or receives compensation for activities associated with Employee's employment hereunder from sources other than Employer, it shall be grounds for Discharge for Cause. Nothing in this Section shall prohibit Employee from engaging in activities that do not reasonably interfere with his duties for Employer, such as volunteering for charities, church or other similar organizations.

                  6.0 BASE COMPENSATION AND NORMAL BENEFITS.

                  6.1 Base Salary. During the Term hereof, Employee shall receive a Base Salary of Eighty-Six Thousand Dollars ($86,000.00) per year, paid in accordance with Employer's regular payroll practices as same may exist from time to time.

                  6.2 Bonus. Pursuant to Employer's compensation policy, Employee is a member of Employer's executive group and shall be a participant in Employer's executive bonus pool. Employee understands that distributions from such executive bonus pool are discretionary and are made in accordance with Employer's bonus policies as in existence from time to time. Notwithstanding any change in Employer's bonus practices and policies (whether occurring as a result of Employer's acquisition or otherwise), Employee shall be entitled to participate in any bonus programs in existence from time to time based upon the same criteria applicable to other members of Employer's executive group.

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                  6.3 Expenses.

                  (a) Standards. Employee is authorized to incur reasonable business expenses for promoting the Business of Employer, including expenses for travel, entertainment and similar items. The amount, nature and extent of all such expenses shall always be subject to the control, supervision and direction of the President. Employee is expected to spend a reasonable amount of time promoting the Business of Employer.

                  (b) Reimbursement. Employee's duties are not confined to in-office meetings or activities, or meetings or activities occurring only during office hours. Rather, Employee shall participate in business discussions as necessities arise. In this regard, Employee is expected, as part of his duties, to expend funds in reasonable amounts in connection with such business meetings and provide facilities for the furtherance of such business activities, including business entertainment and business meetings. In addition, Employee shall be required to obtain an automobile for business use in connection with the services to be rendered by Employee under this Employment Agreement. Such costs shall be reimbursed by Employer, but shall always be subject to the control, supervision and direction of the Board of Directors.

                  6.4 Benefits. During the Term hereof, Employer shall also provide Employee in accordance with Employer's policy the following benefits:

                  (a) Group medical and dental insurance for Employee.

                  (b) Group life and disability insurance for Employee.

                  (c) Retirement benefits, including 401(k) plan on the same basis as Employer provides to its other executive employees from time to time.

                  (d) Holidays on the same basis as Employer provides to its other executive employees from time to time.

                  (e) Paid vacation and sick time on the same basis as Employer provides to its other executive employees from time to time.

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                  (f) Use of a company automobile, reasonably satisfactory to
Employee, or if Employee uses his own automobile, then Employee shall be reimbursed for all such automobile expenses.

                  (g) Employer Stock Option Plan.

                  6.5 Withholding. Employee authorizes Employer to make any and all applicable withholdings or deductions for federal and state taxes and other items Employer may be required to withhold or deduct, as such items may exist from time to time.

                  6.6 Review. Employee's compensation and benefits will be subject to annual review and adjustment effective on every Anniversary Date Employee's and in no event shall Employee's Base Salary be decreased during the Term.

                  7.0 TERMINATION.

                  7.1 Termination of Agreement. This Employment Agreement may be terminated prior to July 31, 2001, as follows:

                  (a) Death. Immediately upon the death of Employee.

                  (b) Notice. By (i) resignation by Employee or (ii) discharge, other than Discharge for Cause, by Employer.

                  (c) Discharge for Cause. Upon thirty (30) days written notice by Employer to Employee outlining the reason for any Discharge for Cause; provided, however, Employee shall have thirty (30) days following the receipt of such notice to cure such reasons for Discharge for Cause. If Employee does not cure such reasons for Discharge for Cause within thirty (30) days, Employee shall be terminated following the thirty (30) day written notice period; provided, however, if Employee commences to effect a cure within the foregoing thirty (30) day period, Employee shall be permitted such additional time as may be reasonable (based on the nature of the breach, the possibility for cure, and the effect of delay on Employer) to cure so long as Employee diligently continues to seek to effect a cure.

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                  (d) Breach. Upon thirty (30) days written notice by the
non-breaching Party to the breaching Party of a breach of this Employment Agreement. The non-breaching Party shall have thirty (30) days following the receipt of the notice to cure the breach or otherwise make suitable arrangements or accommodations to which the non-breaching Party agrees. If the non-breaching Party does not cure such breach or otherwise make such accommodations within thirty (30) days, this Employment Agreement shall be terminated within thirty
(30) days thereafter.

                  (e) Disability. Immediately upon Employer giving written notice to Employee that Employee has become Disabled,

                  (f) Reduction in Position, Title or Duties. Upon thirty (30) days written notice by Employee if Employee's position, title, or duties are reduced.

                  7.2 Effect of Termination. Except as expressly provided herein, upon the Expiration Date, Employer shall not have any obligation to provide Employee's Base Salary, expenses, reimbursements, or employee benefits, other than Base Salary accrued up to and including the Expiration Date and other employee benefits required to be provided by applicable law. Such benefits shall be paid to Employee within fifteen (15) days after termination.

                  7.3 Termination Other than for Cause, Resignation, Disability, Breach or Death. In the event of termination of this Employment Agreement due to any reason other than Discharge for Cause, breach by Employee, resignation or Disability or death of Employee, Employee shall be entitled to severance pay equal to one (1) year's Base Salary plus an amount equal to the bonus paid to Employee pursuant to Section 6.2 hereof during the fiscal year ended June 30, 1998 (the "Bonus Payment") to be paid over twelve (12) months, in accordance with Employer's payroll policies. The Bonus Payment shall be in lieu of the bonus payments that Employee would have received during the remainder of the Term. In addition, for a period of twelve (12) months, Employee shall be entitled to the benefits provided in Sections 6.4(a) and 6.4(b). Such Base Salary/Bonus Payments are in lieu of, and not in addition to, severance benefits under any other Employer plan.

                  7.4 No Duty to Mitigate. Employee shall have no duty to mitigate damages in the event that Employee is terminated and receives payments pursuant to Section 7.3 herein. However, Employer's obligation to make such payments

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shall be reduced on a dollar for dollar basis, to the extent that Employee has secured employment or becomes engaged with another business and earns a salary.

                  8.0 PROTECTION AGAINST DISCLOSURE OF CONFIDENTIAL INFORMATION.


                  8.1 Access to Confidential Information. Employee recognizes and acknowledges that Employee will have access to certain Confidential Information of the Employer and that such information constitutes Employer's valuable, special and unique property.

                  8.2 Acknowledgment. Employer and Employee acknowledge that the Confidential Information is sophisticated, is not generally known to the public or to others in Employer's industry, and has entailed the expenditure of substantial cost and effort on Employer's behalf over a long period of time. Therefore, Employer and Employee agree that the definition of Confidential Information applies to this Employment Agreement, without regard to whether any or all of the matters would be deemed confidential, material, or important. Employer and Employee stipulate that the matters are confidential, material and important and gravely affect the effective and successful conduct of the Business of Employer.

                  8.3 Property of Employer. All Confidential Information, and all records, forms, supplies or reproduced copies provided by Employer to Employee, or disclosed by Employer to Employee, or obtained by Employee during the performance of Employee's services under this Employment Agreement, shall remain Employer's property and shall be accounted for and returned by Employee upon Employer's demand. Such items shall include, but not be limited to, items such as documents; interoffice memos; records; any correspondence (regardless of the author) notebooks; client lists; or any similar items provided by Employer. It is expressly understood that the Employee's license to the possession of any Confidential Information, forms or supplies, or any copies thereof, are to fulfill Employee's obligations to Employer under this Employment Agreement, and Employee has no other right or proprietary interest in those items.

                  8.4 Protection of Confidential Information.

                  (a) Employee agrees to hold the Confidential Information in strictest confidence for Employer's sole benefit.

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                  (b) Employee specifically agrees that Employee will not, at any time, in any fashion, form or manner, either directly or indirectly, divulge, publish, disclose or communicate to any person, firm or corporation any of the Confidential Information, or use the same for Employee's own benefit or to Employer's detriment.

                  (c) This restriction does not apply to information customarily divulged in the ordinary course of Employer's business, or information that is already in the public domain.

                  8.5 Equitable Relief. Employer and Employee agree that any breach of this section is material, and that due to the irreparable nature of the harm Employer may suffer, Employer shall be entitled to injunctive and equitable relief in addition to any other legal remedies Employer may have.

                  8.6 Ownership and Assignment of Inventions. Employee agrees that, as to any techniques, processes, innovations, or inventions ("Inventions") made by Employee, solely or jointly with others, during the term hereof or prior to the Expiration Date which are made in whole or in part with Employer's equipment, supplies, facilities, trade secrets, or time, or which relate at the time of conception or reduction to practice to the business of Employer or the Employer's actual or demonstrably anticipated research or development of Employer or which relate to any work performed by the Employee for Employer, such Inventions shall belong to Employer and Employee hereby assigns all right, title, and interest to such Inventions to Employer.

                  9.0 ASSIGNMENT, SUCCESSORS & ASSIGNS. Employee shall not have any right to assign, delegate or otherwise transfer this Employment Agreement, or any of Employee's rights, duties or any other interests herein to any party, and any such purported assignment shall be null and void. Employer may, with notice to Employee assign, delegate and transfer its rights and obligations hereunder to any successor corporation or entity which continues the Business of Employer and has the capacity to perform pursuant to the provisions of this Employment Agreement and as otherwise provided in this Employment Agreement. Except as provided herein, this Employment Agreement shall inure to and be binding upon each of the Parties and their respective legal representatives, heirs, successors, and assigns.

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                  10.0 ENTIRE AGREEMENT.

                  10.1 Sole Agreement. This Employment Agreement (including any attachments and exhibits hereto) contains the Parties' sole and entire agreement regarding the subject matter hereof, and supersedes any and all other agreements between them, except with respect to any continuing obligations of Employee under confidentiality, non-disclosure or invention assignment agreements executed by Employee for Employer's benefit.

                  10.2 No Other Representations. The Parties acknowledge and agree that no Party has made any representations (a) concerning the subject matter hereof, or (b) inducing the other Party to execute and deliver this Employment Agreement, except those representations specifically referenced herein. The Parties have relied on their own judgment in entering into this Employment Agreement.

                  10.3 No Reliance. The Parties further acknowledge that any statements or representations that may have been made by either of them to the other are void and of no effect. No Party has relied on any such statements or representations in dealing with the other(s).

                  11.0 ARBITRATION. Arbitration in accordance with the then most applicable rules of the American Arbitration Association shall be the exclusive remedy for resolving any dispute or controversy between the Parties to this Agreement, including, but not limited to, any dispute regarding the application, interpretation or validity of this Agreement. The arbitrator shall be empowered to grant only such relief as would be available in a court of law. In the event of any conflict between this Agreement and the rules of the American Arbitration Association, the provisions of this Agreement shall be determinative. If the Parties are unable to agree upon an arbitrator, they shall select a single arbitrator from a list of seven arbitrators designated by the office of the American Arbitration Association having responsibility for the city in which the Company's headquarters are located, all of whom shall be retired judges who are actively involved in hearing private cases, who are on the "Independent" (or "Gold Card") list, and who are residents of the area in which the Company's headquarters are located. If the Parties are unable to agree upon an arbitrator from such list, they shall each strike names alternatively from the list, with the first to strike being determined by lot. After each Party has used three strikes, the remaining name on the list shall be the arbitrator. Unless mutually agreed otherwise by the Parties,

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any arbitration shall be conducted at a location within fifty (50) miles from the location of the Company's headquarters. If the Parties cannot agree upon a location for the arbitration, the arbitrator shall determine the location within such fifty (50) mile radius. The fees and expenses of the arbitrator shall initially be borne equally by the parties; provided, however, that each Party shall initially be responsible for the fees and expenses of its own representatives and witnesses. The prevailing Party in the arbitration proceeding, as determined by the arbitrator, and in any enforcement or other court proceedings, shall be entitled to the extent provided by law to reimbursement from the other party for all of the prevailing Party's costs (including but not limited to the arbitrator's compensation), expenses and reasonable attorney's fees. Judgment may be entered on the award of the arbitrator in any court having jurisdiction.

                  12.0 NO MODIFICATIONS OR WAIVERS.

                  12.1 Must Be Written. Waivers or modifications of this Employment Agreement, or of any covenant, condition, or limitation contained herein, are valid only if in writing. Such writing must be duly executed by the Parties.

                  12.2 No Use As Evidence: One or more waivers or modifications of any covenant, term or condition in this Employment Agreement by any Party shall not be construed by any other Party as a waiver or modification applicable to any subsequent breach of the same covenant, term or condition. Evidence of any such waiver or modification may not be offered or received in evidence in any proceeding, arbitration, or litigation between the Parties arising out of or affecting this Employment Agreement, or a Party's rights or obligations under it. This limitation does not apply if the waiver or modification is in writing and duly executed as provided above.

                  13.0 PROFESSIONAL FEES. If a lawsuit, arbitration or other proceedings are instituted by any Party to enforce any of the terms or conditions of this Employment Agreement against any other Party hereto, the prevailing Party in such litigation, arbitration or proceedings shall be entitled, as an additional item of damages, to such reasonable attorneys' and other professional fees and costs (including but not limited to witness fees), court costs, arbitrators' fees, arbitration administrative fees, travel expenses, and other out-of-pocket expenses or costs of such other proceedings, as may be fixed by any court of competent jurisdiction, arbitrator or other judicial or quasi-judicial body having jurisdiction thereof,

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whether or not such litigation or proceedings proceed to a final judgment or award. For the purposes of this Section, any Party receiving an arbitration award or a judgment for damages or other amounts shall be deemed to be the prevailing Party, regardless of amount of the damage awarded or whether the award or judgment was based on all or some of such Party's claims or causes of action.

                  14.0 GOVERNING LAW/VENUE. This Employment Agreement shall be governed pursuant to the laws of the State of California. For purposes of this Employment Agreement, sole venue shall be the County of Orange, and State of California.

                  15.0 SEVERABILITY. If any part, clause, or condition of this Employment Agreement is held to be partially or wholly invalid, unenforceable, or inoperative for any reason whatsoever, such shall not affect any other provision or portion hereof, which shall continue to be effective as though such invalid, inoperative, or unenforceable part, clause or condition had not been made.

                  16.0 INTERPRETATION.

                  16.1 Section Headings. The section and subsection headings of this Employment Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

                  16.2 Capitalized Terms. Except as otherwise expressly provided herein, all capitalized terms defined in this Employment Agreement shall have the meaning ascribed to them herein.

                  16.3 Gender and Number. Whenever required by the context, the singular shall include the plural, the plural shall include the singular, and the masculine gender shall include the neuter and feminine genders and vice versa.

                  17.0 NOTICE. For purposes hereof, delivery of written notice shall be complete upon personal delivery, or upon mailing if mailed with proper postage paid by United States registered or certified mail, addressed to the Party at the address set forth below, or to such other mailing address as the Parties hereto may designate by written notice given in accordance with this section. Notice may also be given upon receipt of electronic facsimile, provided that any facsimile notice shall only be deemed received if (a) the transmission thereof is confirmed, and (b) facsimile notice is followed by written notice, made either by (i) personal delivery

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thereof, or (ii) via deposit in registered or certified mail, postage prepaid, within three (3) business days following the facsimile notice. Notices shall be addressed to the Parties as follows:

    Employer:                                   PENHALL
                                                INTERNATIONAL CORP.
                                                1801 Penhall Way
                                                Anaheim, CA  92803
                                                Attn:  John T. Sawyer
                                                Telephone:  (714) 772-6450
                                                Facsimile:  (714) 778-8437

    With required copy to Employer's Attorney:

                                                Telephone No.:  (   )
                                                Facsimile No.:  (   )

    Employee:                                   Vincent M. Gutierrez
                                                1801 Penhall Way
                                                Anaheim, CA  92803
                                                Telephone:  (714) 772-6450
                                                Facsimile:  (714) 778-8437

    With required copy to:                      THE BUSCH FIRM
                                                2532 Dupont Drive
                                                Irvine, California  92612
                                                Attn:  Steven  P. Howard, Esq.
                                                Telephone No.:  (949) 474-7368
                                                Facsimile No.:  (949) 474-7732

                  Any Party may change the address to which to send notices by notifying the other Party of such change of address in writing in accordance with this section.

                  18.0 JOINT PREPARATION. All Parties to this Employment Agreement have negotiated it at length, and have had the opportunity to consult with and be represented by their own competent counsel. This Employment

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Agreement is therefore deemed to have been jointly prepared by the Parties, and any uncertainty or ambiguity existing in it shall not be interpreted against any Party under the presumptions of California Civil Code Section 1654, but rather shall be interpreted according to the rules generally governing the interpretation of contracts.

                  19.0 THIRD PARTY BENEFICIARIES. Except as provided herein, no term or provision of this Employment Agreement is intended to be, or shall be, for the benefit of any person, firm, organization or corporation not a Party hereto, and no such other person, firm, organization or corporation shall have any right or cause of action hereunder.

                  20.0 COOPERATION AND FURTHER ACTIONS. The Parties agree to perform any and all acts to execute and deliver any and all documents necessary or convenient to carry out the terms of this Employment Agreement.

                  21.0 COUNTERPARTS. This Employment Agreement may be executed in one or more counterparts, each of which when executed and delivered shall be an original, and all of which when executed shall constitute one and the same instrument.

                  22.0 LIMITATION ON DAMAGES. Employee hereby acknowledges and agrees that: (i) Employer, acting through its Board of Directors, shall have the right and power to remove Employee from office and terminate his employment at any time and for any reason whatsoever without incurring liability to Employee other than payment of the Base Salary, Bonus Payment, benefits, and other compensation that may be required under this Employment Agreement, and (ii) provided that Employer has not breached this Employment Agreement or violated applicable laws, that the Employer shall have no liability whatsoever in connection with any claims by Employee that such termination has damaged Employee's career or prospects for securing other employment or that such termination has impaired the value of Employee's investment in Employer. The maximum liability of the Employer on account of this Agreement (or any breach of this Employment Agreement) under no circumstances shall exceed the amount of Base Salary, Bonus Payment, benefits and other compensation required to be paid hereunder. However, the Parties agree that this Section 22.0 applies only to a breach of the Employment Agreement by Employer and not to any other cause of action Employee may have, including claims in tort.

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The Parties hereto have set their hands the day and year first above written.

                                              PENHALL
                                              INTERNATIONAL CORP.,
                                              an Arizona corporation

                                              By:  /s/  John T. Sawyer
                                                 ------------------------------
                                              Its:  President
                                                    "EMPLOYER"

                                                  /s/  Vincent M. Gutierrez
                                              ---------------------------------
                                               VINCENT M. GUTIERREZ

                                                           "EMPLOYEE"


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